[LETTERHEAD]



                        CONSENT OF INDEPENDENT AUDITORS
-------------------------------------------------------------------------------

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 8, 1996, with respect to the financial statements of American Crystal Sugar Company in the Registration Statement
(Form S-1 No. 333-   ) and the related prospectus of American Crystal Sugar
Company.




/s/ Eide Helmeke PLLP
July 25, 1997
Fargo, North Dakota